EXHIBIT 99.1

Press Release:	Source: KMG America Corporation
For Immediate Release
Contact:	Tim Daniels
Ph: (952) 930-4807
tim.daniels@kmgamerica.com

KMG America Reports Net Income for Third Quarter 2005

Minneapolis, MN, November 14, 2005 – KMG America Corporation (NYSE: KMA) today reported net income for the third quarter of 2005 of $1.3 million, or $.06 per diluted share, and operating income of $1.2 million, or $.06 per diluted share.

KMG America Chairman, President and Chief Executive Officer, Kenneth Kuk, commenting on these results said, “We are satisfied with our third quarter earnings results, which are slightly better than the consensus analyst estimate of $.05 per share. Additionally, as of early October, we have successfully achieved our full year sales representative hiring objective. We are actively marketing our new stop loss and group life products, and we have good early sales results to report.”

Mr. Kuk added, “The third quarter results include $3.9 million of incremental costs attributable to new KMG America activity compared to $4.0 million in the second quarter of 2005. We produced $1.4 million of incremental direct premiums in the third quarter related to sales from the new sales distribution channel.”

KMG America (the “Company”) previously announced its intention to hire at least 20 new sales representatives in 2005. That objective was accomplished in early October and the Company now has sales representatives in 16 major markets across America. Sales representative hiring will resume shortly after January 1, 2006, which will permit sales management to focus on successfully concluding 2005 and assisting with the important January 1 policy renewal period.

Sales expectations from the new sales force for full year 2005 should exceed the original estimate of $13 million but may fall short of the $20 million objective established more recently. The Company continues to be optimistic about January 1 policy renewals.

The Company views productivity per sales representative as a key early indicator of whether KMG America is successfully executing its business strategy. There is strong evidence that Company sales personnel employed for over six months are producing annualized new premium at the expected levels. This is particularly noteworthy considering the limited product menu available and the fact that the important January renewal sales period has not yet been available to them.

Product development is progressing on schedule with the stop loss insurance product approved in most of the Company’s 45 targeted states; group life insurance is approved in over half of the targeted states; and the new group disability insurance products have been filed and are being considered by the states for approval. The focus now is on improving the array of voluntary products available through the Company’s primary subsidiary, Kanawha Insurance Company (“Kanawha”).

THIRD QUARTER FINANCIAL RESULTS

For the third quarter of 2005, KMG America reported net income of $1.3 million, or $.06 per diluted share, compared to net income for the second quarter of 2005 of $0.7 million, or $.03 per diluted share, and third quarter 2004 net income of $3.6 million (third quarter 2004 net income includes realized gains of $3.0 million, net of taxes). On an operating income basis, third quarter 2005 income was $1.2 million, or $.06 per diluted share, compared to operating income of $0.7 million, or $.03 per diluted share, in the second quarter of 2005, and $3.2 million, or $.14 per diluted share, in the third quarter of 2004 on a pro forma basis (pro forma operating income in the third quarter of 2004 is adjusted to reflect the application of purchase accounting consistent with the earnings measurement basis in 2005).

The primary reasons for the decreased earnings in the third quarter 2005 to third quarter 2004 comparisons continue to be the increased expenses from the new KMG America activity related to building the new sales and underwriting organization, and the additional costs and infrastructure required to operate as a public company. These new expenses (before deferrals of acquisition costs related to voluntary product sales) totaled $3.9 million and $4.0 million in the third and second quarters of 2005, respectively. Partially offsetting these increased expenses are incremental direct premiums related to the sales activity from the new KMG America distribution channel of $1.4 million and $0.1 million in the third and second quarters of 2005, respectively. Operating after tax losses attributed to the KMG America new activity were $2.2 million and $2.6 million in the third and second quarters of 2005, respectively.

Excluding the earnings results attributable to KMG America new activity, third quarter 2005 operating income would be $3.5 million, or $.16 per diluted share, compared to $3.3 million, or $.15 per diluted share, in the second quarter 2005, and third quarter 2004 pro forma operating income of $3.2 million, or $.14 per diluted share. The Company believes that excluding the earnings results of the KMG America new activity provides a more meaningful comparison of the trends in earnings produced by Kanawha’s legacy business, which serves to fund the initial outlay of expenses associated with building the new sales and underwriting organization and the infrastructure needed to operate as a public company. The more notable earnings drivers are discussed below where the third quarter of 2005 results are compared to the second quarter of 2005 results.

Premium Revenue

Premiums for the third quarter of 2005 were $26.4 million, down $0.4 million compared to $26.8 million in the second quarter of 2005. This trend is largely due to sharply increased lapses resulting from steep rate increases on a specific worksite short term disability income policy form, as well as a seasonality effect in long term care premium from quarter to quarter. Partially offsetting this decline is the emergence of incremental premiums related to the sales activity of the KMG America new sales distribution channel that produced $1.4 million of new direct premiums ($1.0 million net of reinsurance) in the current quarter.

Investment Income

Investment income in the third quarter of 2005 was $7.1 million, an increase of $0.3 million compared to $6.8 million in the second quarter of 2005. The investment portfolio yield in the third quarter of 2005 was 4.81% based on average cash and invested assets, an improvement from 4.69% in the second quarter of 2005. As a result of the capital raised in the IPO in late December of 2004 and other cash raised by Kanawha from targeted dispositions of certain securities in its investment portfolio late in the third quarter of 2004, the Company had total cash and cash equivalents of about $130 million at the end of 2004. Throughout 2005, the Company has remained liquid and short as a result of our decision to target shorter term investments where we perceive more value currently. These short term holdings amount to about $80 million today after redeploying approximately $30 million during the month of October into longer term investments with yields ranging from 5.60% to 5.90%, and durations from 7 to 8.5 years. The Company expects to continue to redeploy these shorter term assets into longer term assets if interest rates continue to rise as we expect.

Policyholder Benefits

Policyholder benefits for the third quarter of 2005 were $21.9 million, an increase of $1.2 million compared to $20.7 million in the second quarter of 2005. The total Company benefit ratio was 82.8% in the third quarter of 2005 compared to 77.0% in the second quarter of 2005. The benefit ratio for the Company as a whole in the third quarter reflects higher benefit ratios across all legacy segments, especially in the legacy worksite activity and acquired segment generally reflecting unfavorable claims experience in certain areas. The benefit ratio applicable to the legacy worksite activity was also adversely affected by the impact of two rate increases within the past year on one disability income policy form that caused premiums to decline rapidly in the third quarter, as noted above. The benefit ratio for the Senior segment increased because premium revenue declined as noted above; however, policyholder benefits did decrease slightly from the second quarter. The benefit ratio for the Acquired Business segment increased primarily because of increased high amount claims in the third quarter on one treaty reinsuring individual major medical insurance. The benefit ratio associated with the new KMG America worksite activity was 61.7% in the third quarter of 2005 compared to 72.9% in the second quarter of 2005. The decline between quarters is related to product mix, with relatively more voluntary product premium booked in the third quarter. The lower benefit ratios reported for the new KMG America worksite activity compared to the legacy worksite activity reflects the lower claims rate on newly issued business with level premiums over the life of the policies.

Expenses, taxes, licenses and fees

General insurance expenses, taxes, licenses and fees (before deferrals of policy acquisition costs) for the third quarter of 2005 were $14.4 million, a decrease of $0.7 million compared to $15.1 million in the second quarter of 2005. Third quarter of 2005 expenses declined compared to the second quarter of 2005, primarily due to $0.3 million of lower incentive compensation accrual, $0.2 million of lower legal and audit fees and favorable groupinsurance expenses resulting from improved claims experience in our self insured plan of $0.3 million.

The Company completed an internal review of the acquisition costs that are being deferred and made some adjustments relative to historical deferral policies at Kanawha to reflect the new business model and the more rapid growth in new business expected. These adjustments impact the comparisons to prior periods. This methodology change resulted in an increase of acquisition cost deferrals of $0.3 million in the third quarter of 2005 compared to the second quarter of 2005. The Company expects this new deferral policy to continue going forward.

Amortization of Deferred Acquisition Costs (DAC)/Value of Business Acquired (VOBA)

Amortization of DAC/VOBA for the third quarter of 2005 was $0.5 million, a decrease of $0.7 million compared to the $1.2 million in the second quarter of 2005. The Company is required under FAS 60 to adjust VOBA amortization to reflect actual persistency, which was favorable compared to original expectations. The current impact from favorable persistency was $0.4 million of reduced amortization, which varied by segment.

Non-recurring Items

Two offsetting non-recurring items were included in the third quarter 2005 financial results. First, the senior segment contained a one-time pre-tax charge of $0.3 million in the third quarter of 2005 for severance and other termination costs relating to the sale of the Fort Myers agency office, which closed October 4, 2005. Second, the corporate segment includes $0.3 million in other income reflecting a legal settlement during the third quarter of 2005 in favor of the Company.

THIRD QUARTER 2005 EARNINGS CONFERENCE CALL

KMG America will hold a conference call on Monday, November 14, at 10:00 a.m. Eastern Time to discuss its third quarter 2005 results. This call is being webcast by Thomson/CCBN and can be accessed from KMG America’s website, www.kmgamerica.com. Please click on “Analyst/Investor” and there will be a link on the top right for the Q3 Conference Call. Please register approximately 5 minutes prior to the call. A rebroadcast will be available after noon on November 14 and may be accessed using the same instructions. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

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NOTES ON FINANCIAL PRESENTATION

KMG America was formed on January 21, 2004, and commenced its insurance operations shortly before December 21, 2004, when it completed its initial public offering of common stock and used a portion of the proceeds to complete its acquisition of Kanawha Insurance Company. Results of operations, cash flows and changes in shareholders’ equity for the quarter and nine months ended September 30, 2004 (the predecessor periods indicated on the attached financial tables), reflect the historical operations of Kanawha only and do not include GAAP purchase accounting (“PGAAP”) adjustments reflecting the acquisition. Results of operations, cash flows and changes in shareholders’ equity for the quarter ended September 30, 2005, and the quarter ended June 30, 2005 and KMG America’s financial position as of December 31, 2004, and September 30, 2005, have been adjusted for PGAAP adjustments reflecting the Kanawha acquisition.

Non-GAAP Financial Measures

•

Operating Income - To supplement the financial statements presented on a GAAP basis, the Company reported operating income, which is a non-GAAP measure. Operating income is defined as net income excluding realized investment gains (losses), net of income taxes and certain non-recurring items, net of income taxes. Management believes this non-GAAP measure provides investors, potential investors, securities analysts and others with useful additional information to evaluate the performance of the business, because it excludes items that management believes are not indicative of the operating results of the business. In addition, this non-GAAP measure is used by management to evaluate the operating performance of the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income determined in accordance with GAAP.

•

Pro Forma Financial Information - To supplement the financial statements presented on a GAAP basis, the Company reported “pro forma” financial information that adjusts the statements of income for the quarter and nine months ended September 30, 2004 for the actual dollar value impact that the December 31, 2004 balance sheet PGAAP adjustments had on the quarter and nine months ended September 30, 2005 statements of income, respectively. Such pro forma financial information is a non-GAAP measure. Management believes this pro forma non-GAAP measure provides investors, potential investors, securities analysts and others with useful additional information to evaluate the performance of the business, because these purchase accounting adjustments relating to the Kanawha acquisition have been incorporated in KMG America’s financial statements for the quarter and nine months ending September 30, 2005, and will be incorporated in later reporting periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the results of operations or financial position of the Company determined in accordance with GAAP.

A reconciliation of the non-GAAP financial measures contained in this release to the most comparable GAAP measures appears in the attached tables.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause KMG America Corporation’s actual results to differ materially from those expressed in the forward-looking statements including, but not limited to: implementation of its business strategy; hiring and retaining key employees; predicting and managing claims and other costs; fluctuations in its investment portfolio; financial strength ratings of its insurance subsidiary; government regulations, policies and investigations affecting the insurance industry; competitive insurance products and pricing; reinsurance costs; fluctuations in demand for insurance products; possible recessionary trends in the U.S. economy; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission.

KMG America Corporation and Predecessor
Consolidated Statements of Income (GAAP basis, unaudited)
(in thousands, except percentages)

	KMG America		Predecessor	KMG America	Predecessor

	Quarter Ended			Nine Months Ended

	9/30/2005	6/30/2005	9/30/2004	9/30/2005	9/30/2004

Insurance premiums, net of reinsurance	$26,423	$26,817	$25,245	$79,438	$77,232
Net investment income (1)	7,089	6,800	6,852	20,542	19,173
Commission and fee income	3,773	3,671	3,337	11,012	10,173
Realized investment gains	278	19	4,563	324	6,291
Other income	1,200	978	799	2,970	2,257

Total revenues	38,763	38,285	40,796	114,286	115,126

Policyholder benefits	21,890	20,646	21,667	62,966	68,215
Insurance commissions, net of deferrals	2,239	2,377	2,371	7,282	7,150
Expenses, taxes, fees and depreciation	12,199	13,103	8,726	36,778	24,883
Amortization of DAC and VOBA (2)	462	1,215	2,472	2,762	6,828

Total benefits and expenses	36,790	37,341	35,236	109,788	107,076

Income before income taxes	1,973	944	5,560	4,498	8,050
(Provision) for income taxes	(634)	(231)	(1,980)	(1,426)	(2,746)

Net income	$1,339	$713	$3,580	$3,072	$5,304

Operating income (3)	$1,250	$701	$588	$2,953	$2,278
Operating income excl. KMGA new activity (see table below)	$3,452	$3,310	$588	$9,354	$2,278
Benefit ratio (4)	82.8%	77.0%	85.8%	79.3%	88.3%

Average portfolio yield (5)	4.81%	4.69%	5.71%	4.66%	5.84%

Average invested assets	$573,349	$552,052	$460,539	$520,562	$454,852
Average cash and equivalents	16,358	28,511	19,691	67,512	18,219

Total average cash and invested assets	$589,707	$580,562	$480,230	$588,074	$473,071

KMG America new activity:
Insurance premiums, net of reinsurance	$1,009	$96	$—	$1,105	$—
Net investment income	—	—	—	—	—

Total revenues	1,009	96	—	1,105	—
Policyholder benefits	623	70	—	693	—
Insurance commissions, net of deferrals	103	14	—	117	—
Expenses, taxes, fees and depreciation	3,549	4,027	—	10,022	—
Amortization of DAC and VOBA (2)	121	—	—	121	—

Total benefits and expenses	4,396	4,111	—	10,953	—
(Loss) before income taxes	(3,387)	(4,015)	—	(9,848)	—
Benefit for income taxes	1,185	1,405	—	3,447	—

Net (loss)	$(2,202)	$(2,610)	$—	$(6,401)	$—

(1)

Net investment income for the nine months ended September 30, 2004, included a one-time expense in March 2004, for a $1.6 million incentive payment to one of Kanawha’s outside investment managers at the conclusion of the contract period.

(2)	DAC: Deferred Acquisition Costs; VOBA: Value of Business Acquired.

(3)

Operating income is defined as net income excluding realized investment gains (losses), net of income taxes and certain non-recurring items, net of income taxes.  Operating income for the nine months ended September 30, 2004 included the one-time $1.0 million, net of tax, incentive payment identified in footnote 1.

(4)	Benefit ratio is defined as policyholder benefits (equal to incurred claims plus increases in policyholder active life reserves) divided by net premiums.

(5)

Average portfolio yield is defined as net investment income divided by average invested assets plus average cash and equivalents.  Note that the nine months ended September 30, 2004 average portfolio yield excludes the impact of the one-time pretax $1.6 million incentive payment identified in note 1.

KMG America Corporation and Subsidiary
Consolidated Balance Sheets
(in thousands, except share data)

	September 30, 2005	December 31, 2004 (1)

	(Unaudited)
Assets:
Cash and cash equivalents	$17,624	$117,400
Investments	575,220	461,141

Total cash and investments	592,844	578,541
Accrued investment income	5,262	4,912
DAC	10,306	—
VOBA	72,743	74,481
Other assets (2)	120,968	112,117

Total assets	$802,123	$770,051

Liabilities and shareholders’ equity:
Total policy and contract liabilities	$543,069	$530,915
Deferred income taxes	12,256	6,502
Other liabilities (3)	59,024	44,846

Total liabilities	614,349	582,263
Total shareholders’ equity	187,774	187,788

Total liabilities and shareholders’ equity	$802,123	$770,051

Book value per share: (4)
Basic	$8.49	$8.51
Diluted	$8.49	$8.44

Book value per share: (excl FAS 115) (5)
Basic	$8.63	$8.51
Diluted	$8.63	$8.44

Ending shares outstanding:
Basic	22,106	22,072
Diluted (6)	22,106	22,242

(1)

December 31, 2004 balance sheet is stated on PGAAP accounting basis and reflects the balance sheets of both the Predecessor and KMG America as of December 31, 2004. Please refer to the supplemental schedule included here with the details of the PGAAP and KMG America adjustments.

(2)	Other assets include reinsurance balances recoverable, real estate and equipment, federal income tax recoverable and other assets.

(3)

Other liabilities include accounts payable and accrued expenses, $15.6 million of outstanding principal and accrued interest on a subordinated note as of September 30, 2005, and other miscellaneous liabilities.

(4)	Book values per share on December 31, 2004, are based on the number of shares issued in the IPO plus restricted shares issued subsequent to the IPO.

(5)	The book values are recalculated excluding $3.1 million of unrealized capital losses, net of taxes, on September 30, 2005. Unrealized capital gains were $0 on December 31, 2004.

(6)	Diluted shares were calculated using the treasury stock method.

KMG America Corporation and Predecessor
Consolidated Statements of Income - Unaudited, Predecessor 2004 Results Adjusted to PGAAP (Pro forma)
(in thousands, except share data and percentages)

	KMG America		Predecessor	KMG America	Predecessor

	Quarter Ended			Nine Months Ended

	9/30/2005	6/30/2005	9/30/2004	9/30/2005	9/30/2004

			(Pro Forma)		(Pro Forma)
Insurance premiums, net of reinsurance	$26,423	$26,817	$25,245	$79,438	$77,232
Net investment income	7,089	6,800	6,360	20,542	17,745
Commissions and fee income	3,773	3,671	3,337	11,012	10,173
Realized investment gains	278	19	4,563	324	6,291
Other income	1,200	978	799	2,970	2,257

Total revenues	38,763	38,285	40,304	114,286	113,698

Policyholder benefits	21,890	20,646	18,609	62,966	59,790
Insurance commissions, net of deferrals	2,239	2,377	2,371	7,282	7,150
Expenses, taxes, fees and depreciation	12,199	13,103	8,868	36,778	25,311
Amortization of DAC & VOBA	462	1,215	926	2,762	2,956

Total benefits and expenses	36,790	37,341	30,774	109,788	95,207

Income before income taxes	1,973	944	9,530	4,498	18,491
(Provision) for income taxes	(634)	(231)	(3,370)	(1,426)	(6,400)

Net income	$1,339	$713	$6,161	$3,072	$12,091

Net income per share:
Basic	$0.06	$0.03	$0.28	$0.14	$0.55
Diluted	$0.06	$0.03	$0.28	$0.14	$0.55

Operating income (loss) : (1)
Worksite insurance business	$(535)	$77	$625	$(363)	$2,105
Senior market insurance	948	652	1,424	2,202	3,655
Third party administration business	367	209	138	757	645
Acquired business	500	728	736	1,957	1,743
Corporate and other	(30)	(966)	246	(1,600)	915

Total operating income	$1,250	$701	$3,169	$2,953	$9,064
Total excluding KMGA new activity	$3,452	$3,310	$3,169	$9,354	$9,064

Operating income per share:
Basic	$0.06	$0.03	$0.14	$0.13	$0.41
Diluted	$0.06	$0.03	$0.14	$0.13	$0.41
Diluted - excl. KMGA new activity	$0.16	$0.15	$0.14	$0.42	$0.41

Weighted-average shares outstanding:
Basic	22,090	22,072	22,090 (2)	22,078	22,078 (2)
Diluted	22,094	22,156	22,094 (2)	22,084	22,084 (2)

Benefit ratio	82.8%	77.0%	73.7%	79.3%	77.4%

Average portfolio yield (3)	4.81%	4.69%	5.30%	4.66%	5.44%

(1)

Operating income is defined as net income excluding realized investment gains (losses), net of income taxes and certain non-recurring items, net of income taxes. Operating income for the nine months ended September 30, 2004, included the one-time $1.0 million, net of tax, incentive payment to one of Kanawha’s outside investment managers in March, 2004.

(2)

Shares outstanding for the three months and nine months ended September 30, 2004 assume the same number of shares outstanding as the three months and nine months ended September 30, 2005, respectively.

(3)

Average portfolio yield is defined as net investment income divided by average invested assets plus average cash and equivalents. Note that nine months year-to-date 2004 average portfolio yield excludes the impact of the one-time pretax $1.6 million incentive payment identified in note 1.

PRO FORMA SEGMENT RESULTS (Unaudited)
(in thousands)

To supplement the financial statements presented on a GAAP basis, the Company reported “pro forma” financial information that adjusts the income statements for the quarter and nine months ended September 30, 2004 for the actual dollar impact that the December 31, 2004, balance sheet PGAAP adjustments had on the income statements for the quarter and nine months ended September 30, 2005, respectively. Pretax operating income excludes realized investment gains and non-recurring items such as the one-time $1.6 million incentive payment to one of Kanawha’s outside investment managers in March, 2004.

	KMG America		Predecessor	KMG America	Predecessor

	Quarter Ended			Nine Months Ended

	9/30/2005	6/30/2005	9/30/2004	9/30/2005	9/30/2004

			(Pro Forma)		(Pro Forma)
Worksite insurance business - Legacy:
Insurance premiums, net of reinsurance	$14,097	$14,932	$14,109	$43,687	$42,307
Net investment income	1,537	1,603	1,560	4,922	4,870
Commissions and fee income	—	—	—	—	—
Realized investment gains	—	—	—	—	—
Other income	40	41	55	130	219

Total revenues	15,674	16,576	15,724	48,739	47,396
Policyholder benefits	10,878	10,591	9,827	32,359	31,087
Insurance commissions, net of deferrals	745	787	901	2,610	2,719
Expenses, taxes, fees and depreciation	2,414	2,503	2,648	7,612	7,278
Amortization of DAC and VOBA	992	894	1,387	2,706	3,073

Total benefits and expenses	15,029	14,775	14,763	45,287	44,157

Income before income taxes	$645	$1,801	$961	$3,452	$3,239

Total assets	$167,107	$167,166	$152,110	$167,107	$152,110

Worksite insurance business - KMGA:
Insurance premiums, net of reinsurance	$1,009	$96	$—	$1,105	$—
Net investment income	—	—	—	—	—
Commissions and fee income	—	—	—	—	—
Realized investment gains	—	—	—	—	—
Other income	—	—	—	—	—

Total revenues	1,009	96	—	1,105	—
Policyholder benefits	623	70	—	693	—
Insurance commissions, net of deferrals	103	14	—	117	—
Expenses, taxes, fees and depreciation	1,630	1,694	—	4,184	—
Amortization of DAC and VOBA	121	—	—	121	—

Total benefits and expenses	2,477	1,778	—	5,115	—

Income before income taxes	$(1,468)	$(1,682)	$—	$(4,010)	$—

Total assets	$—	$—	$—	$—	$—

Senior market insurance business:
Insurance premiums, net of reinsurance	$10,376	$11,128	$10,119	$32,105	$31,793
Net investment income	1,195	1,137	971	3,344	2,741
Commissions and fee income	—	—	—	—	—
Realized investment gains	—	—	—	—	—
Other income	732	799	619	2,188	1,670

Total revenues	12,303	13,064	11,709	37,637	36,204
Policyholder benefits	8,845	9,176	7,290	26,366	23,550
Insurance commissions, net of deferrals	1,294	1,472	1,366	4,255	4,109
Expenses, taxes, fees and depreciation	1,098	988	1,077	3,225	2,675
Amortization of DAC and VOBA	(392)	425	(214)	404	247

Total benefits and expenses	10,845	12,061	9,519	34,250	30,581

Income before income taxes	$1,458	$1,003	$2,190	$3,387	$5,623

Total assets	$185,675	$177,147	$144,409	$185,675	$144,409

PRO FORMA SEGMENT RESULTS (Unaudited) - Continued
(in thousands)

	KMG America		Predecessor	KMG America	Predecessor

		Quarter Ended		Nine Months Ended

	9/30/2005	6/30/2005	9/30/2004	9/30/2005	9/30/2004

			(Pro Forma)		(Pro Forma )
Third party administration business:
Insurance premiums, net of reinsurance	$—	$—	$—	$—	$—
Net investment income	—	—	—	—	—
Commissions and fee income	3,696	3,583	3,261	10,762	10,060
Realized investment gains	—	—	—	—	—
Other income	—	—	—	1	1

Total revenues	3,696	3,583	3,261	10,763	10,061
Policyholder benefits	—	—	—	—	—
Insurance commissions, net of deferrals	—	—	—	—	—
Expenses, taxes, fees and depreciation	3,131	3,261	3,048	9,598	9,068
Amortization of DAC and VOBA	—	—	—	—	—

Total benefits and expenses	3,131	3,261	3,048	9,598	9,068

Income before income taxes	$565	$322	$213	$1,165	$993

Total assets	$10,327	$8,304	$8,032	$10,327	$8,032

Acquired business:
Insurance premiums, net of reinsurance	$941	$661	$1,017	$2,540	$3,132
Net investment income	1,866	1,915	2,121	5,844	6,627
Commissions and fee income	—	—	—	—	—
Realized investment gains	—	—	—	—	—
Other income	20	18	30	51	80

Total revenues	2,827	2,594	3,168	8,435	9,839
Policyholder benefits	1,543	809	1,492	3,547	5,152
Insurance commissions, net of deferrals	98	103	104	300	322
Expenses, taxes, fees and depreciation	675	667	687	2,046	2,047
Amortization of DAC and VOBA	(258)	(105)	(247)	(468)	(364)

Total benefits and expenses	2,058	1,474	2,036	5,425	7,157

Income before income taxes	$769	$1,120	$1,132	$3,010	$2,682

Total assets	$207,229	$209,610	$199,787	$207,229	$199,787

Corporate & other:
Insurance premiums, net of reinsurance	$—	$—	$—	$—	$—
Net investment income	2,490	2,145	1,708	6,432	5,059
Commissions and fee income	78	88	76	251	113
Realized investment gains	—	—	—	—	—
Other income	407	121	95	599	286

Total revenues	2,975	2,354	1,879	7,282	5,458
Policyholder benefits	—	—	—	—	—
Insurance commissions, net of deferrals	—	—	—	—	—
Expenses, taxes, fees and depreciation
- Kanawha legacy	1,191	1,659	1,447	4,134	4,160
- KMG America (KMGA) new activity	1,919	2,333	—	5,838	—
Amortization of DAC and VOBA	—	—	—	—	—

Total benefits and expenses	3,110	3,992	1,447	9,972	4,160

Income (loss) before income taxes	$(135)	$(1,638)	$432	$(2,690)	$1,298

Income before income taxes excluding KMGA new activity	$1,784	$695	$432	$3,148	$1,298

Total assets	$231,785	$227,294	$219,567	$231,785	$219,567

KMG America Corporation
Reconciliation of Pro Forma Consolidated Statements of Income (Unaudited)
(in thousands)

	KMG America		Predecessor	KMG America	Predecessor

	Quarter Ended			Nine Months Ended

	9/30/2005	6/30/2005	9/30/2004	9/30/2005	9/30/2004

Net income as reported	$1,339	$713	$3,580	$3,072	$5,304

Restatement to purchase accounting: (1)
Adjustment to investment income (2)	—	—	(492)	—	(1,428)
Adjustment to change in benefit reserves (3)	—	—	3,058	—	8,425
Amortization of other intangible assets (4)	—	—	(142)	—	(428)
Amortization of DAC and VOBA (5)	—	—	1,546	—	3,872
Taxes on the above	—	—	(1,390)	—	(3,654)

Net income - pro forma	$1,339	$713	$6,161	$3,072	$12,091

(1)

Adjustment of statements of income for the quarter and nine month periods ended September 30, 2004, for the actual dollar value impact that the December 31, 2004, balance sheet PGAAP adjustments had on the statements of income for the quarter and nine month periods ended September 30, 2005, respectively.

(2)	Reflects the amortization of fair value adjustment to the cost basis of Kanawha’s fixed income and mortgage loan investments.

(3)	To record the adjustment to historical benefit expense to reflect the new benefit expense relating to the future policy and contract reserves restated to fair value.

(4)

To record amortization of the fair value of $7.7 million of certain intangible assets including product approvals in 45 states and future revenues associated with the customer relationships of Kanawha Healthcare Solutions, a wholly-owned direct subsidiary of Kanawha.

(5)	Reflects the adjustment to remove historical amortization of DAC and VOBA and to record amortization of the restated VOBA established on the balance sheet as of December 31, 2004.

Kanawha Predecessor
Reconciliation of Pro Forma Reporting Segment Results (Unaudited)
(in thousands)

	Worksite Insurance Segment Kanawha Legacy		Senior Insurance Segment

	Quarter Ended 9/30/2004	Nine Months Ended 9/30/2004	Quarter Ended 9/30/2004	Nine Months Ended 9/30/2004

Pretax income as reported	$(588)	$(1,985)	$275	$1,667

Restatement to Purchase Accounting: (1)
Adjustment to investment income (2)	308	920	(52)	(156)
Adjustment to change in benefit reserves (3)	1,009	2,883	1,531	3,991
Amortization of DAC and VOBA (4)	232	1,421	436	121

Pretax operating income - pro forma	$961	$3,239	$2,190	$5,623

	Acquired Insurance Segment		Corporate and Other Segment

	Quarter Ended 9/30/2004	Nine Months Ended 9/30/2004	Quarter Ended 9/30/2004	Nine Months Ended 9/30/2004

Pretax income as reported	$(254)	$(1,167)	$5,915	$8,542

Adjust for realized investment gains			$(4,564)	$(6,292)
Adjust for one-time incentive payment			$—	$1,552
Adjustment to deferred comp expense (5)			(39)	84

Restatement to Purchase Accounting: (1)
Adjustment to investment income (2)	(10)	(32)	(738)	(2,160)
Adjustment to change in benefit reserves (3)	518	1,551	—	—
Amortization of other intangible assets (6)			(142)	(428)
Amortization of DAC and VOBA (4)	878	2,330	—	—

Pretax operating income - pro forma	$1,132	$2,682	$432	$1,298

(1)

Adjustment of statements of income for the quarter and nine month periods ended September 30, 2004, for the actual dollar value impact that the December 31, 2004, balance sheet PGAAP adjustments had on the statements of income for the quarter and nine month periods ended September 30, 2005, respectively.

(2)	Reflects the amortization of fair value adjustment to the cost basis of Kanawha’s fixed income and mortgage loan investments.

(3)	To record the adjustment to historical benefit expense to reflect the new benefit expense relating to the future policy and contract reserves restated to fair value.

(4)	Reflects the adjustment to remove historical amortization of DAC and VOBA and to record amortization of the restated VOBA established on the balance sheet as of December 31, 2004.

(5)	To offset the increase in executive deferred compensation expense with the portion of realized capital gains that gave rise to the deferred compensation expense increase.

(6)

To record amortization of the fair value of $7.7 million of certain intangible assets including product approvals in 45 states and future revenues associated with the customer relationships of Kanawha Healthcare Solutions, a wholly-owned direct subsidiary of Kanawha.

KMG America Corporation and Predecessor
Consolidated Balance Sheet (Unaudited) - December 31, 2004
(in thousands, except per share data)

	Kanawha Historical	KMG America Historical	Purchase GAAP Adjustments Incr (Decr)		KMG America Consolidated

Assets:
Cash and cash equivalents	$69,268	$48,132	$—		$117,400
Investments	459,844	—	1,297	(1)	461,141

Total cash and investments	529,112	48,132	1,297		578,541
Accrued investment income	4,909	3	—		4,912
Deferred acquisition costs (DAC)	87,339	—	(87,339)	(2)	—
Value of business acquired (VOBA)	26,579	—	47,902	(3)	74,481
Goodwill	1,258	—	(1,258)	(4)	—
Other assets	90,971	117	21,029	(5)	112,117

Total Assets	$740,168	$48,252	$(18,369)		$770,051

Liabilities and shareholders’ equity:
Total policy and contract liabilities	$486,654	$—	$44,261	(6)	$530,915
Deferred income taxes	28,117	—	(21,615)	(7)	6,502
Other liabilities	29,484	16,236	(874)	(8)	44,846

Total Liabilities	544,255	16,236	21,772		582,263
Total shareholders’ equity	195,913	32,016	(40,141)		187,788

Total liabilities and shareholders’ equity	$740,168	$48,252	$(18,369)		$770,051

Book value per share:
Basic					$8.51
Diluted					$8.44

Ending shares outstanding:
Basic					22,072
Diluted					22,242

(1)	To value Kanawha’s investment portfolio at its estimated fair value.

(2)	To eliminate Kanawha’s deferred acquisition cost balance.

(3)	To eliminate Kanawha’s value of business acquired and replace it with the present value of future profits of the business acquired.

(4)	To eliminate Kanawha’s goodwill balance.

(5)

To record the fair value of certain intangible assets including trade names ($6.1 million); licenses to conduct insurance in 45 states ($3.7 million); product approvals in 45 states ($2.8 million); future revenues associated with the customer relationships of Kanawha HealthCare Solutions ($4.9 million); and change in fair value of reinsurance receivable asset ($3. 5 million) related to ceded portion of policy and contract reserves referenced in footnote 6.

(6)	To record the change in Kanawha’s policy and contract reserves to fair value (direct before reinsurance ceded).

(7)	To adjust the deferred tax liability of Kanawha to account for the difference between the estimated fair value of the net assets acquired and the tax basis of the net assets acquired.

(8)	To adjust miscellaneous other liabilities to estimated fair value.

KMG America Corporation and Predecessor
Statistical and Operating Data at or for the Periods Indicated
(in thousands, except percentages)

OTHER FINANCIAL DATA Unaudited

	KMG America		Predecessor	KMG America	Predecessor

	Quarter Ended			Nine Months Ended

	9/30/2005	6/30/2005	9/30/2004	9/30/2005	9/30/2004

Sales - issued and paid for annualized premiums:

Worksite insurance segment - Kanawha Legacy
Life	$709	$677	$556	$2,005	$1,599
Cancer	542	430	542	1,480	1,727
Disability income	821	933	1,562	3,065	3,707
Other A&H	328	315	437	1,302	1,029

Total worksite - Kanawha Legacy	2,400	2,355	3,097	7,852	8,062

Worksite insurance segment - KMG America (KMGA) New Activity
Core Group Products:
Life	$—	$—	$—	$—	$—
Stop loss	2,993	1,128	—	4,121	—
Disability income	—	—	—	—	—
Other A&H	—	—	—	—	—
Voluntary Benefit Products:
Life	219	9	—	228	—
Cancer	18	80	—	98	—
Disability income	836	591	—	1,427	—
Other A&H	299	1	—	300	—

Total worksite - KMGA New Activity	4,365	1,809	—	6,174	—

Senior market insurance segment
Long term care	360	549	517	1,356	2,933

Total senior market insurance	360	549	517	1,356	2,933

Total sales	$7,125	$4,713	$3,614	$15,382	$10,995

	Quarter Ended			Nine Months Ended

	9/30/2005	6/30/2005	9/30/2004	9/30/2005	9/30/2004

Pro forma benefit ratios: (1)
Worksite insurance - Kanawha legacy	77.2%	70.9%	69.7%	74.1%	73.5%
Worksite insurance - KMGA new activity	61.7%	72.9%	—	62.7%	—
Senior market insurance	85.2%	82.5%	72.0%	82.1%	74.1%
Acquired business	164.0%	122.4%	146.7%	139.6%	164.5%
Total company	82.8%	77.0%	73.7%	79.3%	77.4%

(1)	benefit ratio is defined as total policyholder benefits divided by total net premiums and are all stated on a pro forma basis.